UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 6, 2012

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning on August 6, 2012, TFS Financial Corporation (the “Company”) entered into amendments to certain Restricted Stock Unit Award Agreements (the “Amendments”), which were previously entered into with certain executive officers of the Company effective on August 11, 2008, May 12, 2009 and May 14, 2010, respectively. The Amendments provide that upon the vesting of any restricted stock units (“RSUs”), the Company may, in its sole discretion, distribute shares of common stock of the Company subject to the vested RSUs to pay certain taxes imposed on the vesting of RSUs and retain such shares of common stock to satisfy the minimum amount of such required tax withholding.

The foregoing summary of the terms of the Amendments is qualified in its entirety by reference to the forms of the Amendments, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.

10.1	Form of First Amendment to Restricted Stock Unit Award Agreement (August 11, 2008 Award)
10.2	Form of First Amendment to Restricted Stock Unit Award Agreement (May 12, 2009 Award)
10.3	Form of First Amendment to Restricted Stock Unit Award Agreement (May 14, 2010 Award)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date:	August 9, 2012	By:	/s/ David S. Huffman
David S. Huffman
Chief Financial Officer and Secretary